EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of KeyCorp:

Form S-3 No. 333-55959
Form S-3 No. 333-59175
Form S-3 No. 333-64601
Form S-3 No. 333-76619
Form S-3 No. 333-239044
Form S-8 No. 333-49609
Form S-8 No. 333-70669
Form S-8 No. 333-107074
Form S-8 No. 333-107075
Form S-8 No. 333-107076
Form S-8 No. 333-112225
Form S-8 No. 333-167093
Form S-8 No. 333-188703
Form S-8 No. 333-208272
Form S-8 No. 333-231689
Form S-8 No. 333-256086

of our reports dated February 22, 2022, with respect to the consolidated financial statements of KeyCorp and the effectiveness of internal control over financial reporting of KeyCorp included in this Annual Report (Form 10-K) of KeyCorp for the year ended December 31, 2021.

Ernst & Young
Cleveland, Ohio
February 22, 2022